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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


              September 17,1998 (Date of earliest event reported)

                          CYGNET FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                      000-24747                86-0917503
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)           Identification No.)


              2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016
                 (Address of Principal Executive Offices)     (Zip Code)

        Registrant's telephone number, including area code (602)852-6600

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         On September 17, 1998, Ugly Duckling Corporation announced an exchange offer (the "Exchange Offer") to its holders of Common Stock, offering to exchange up to $32.5 million principal amount of its 12% Subordinated Debentures due 2003 (the "Debentures") for up to 5,000,000 shares of its Common Stock, at a price of $6.50 principal amount of Debentures per share tendered. Among other conditions, the Exchange Offer is conditioned upon at least 1,000,000 shares being tendered. The Exchange Offer will expire at 5:00 p.m. New York City time, on October 19, 1998, unless extended by the Company.

         In light of this development, Cygnet has prepared and is distributing a Prospectus Supplement dated September 17, 1998 to its Prospectus dated August 26, 1998 describing the key terms of the Exchange Offer. The Prospectus covers the offer and sale of shares of Cygnet's Common Stock pursuant to a Rights Offering made to the stockholders of Ugly Duckling Corporation. The Rights Offering is scheduled to expire September 21, 1998, subject to extension, abandonment, or postponement in the sole discretion of Ugly Duckling's Board of Directors. As a result of this information, Cygnet has agreed that any person who has properly exercised his or her Rights may rescind the exercise until September 29, 1998.

         On September 17, 1998, the Company issued a press release relating to the Exchange Offer by Ugly Duckling and the Company's distribution of the Prospectus Supplement describing the Exchange Offer and the Right to Rescind. A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

EXHIBIT
NUMBER            DESCRIPTION

4.1               Right to Rescind described in Item 5 above

99.1              Press Release dated September 17, 1998



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CYGNET FINANCIAL CORPORATION
                                                          (Registrant)



Date September 17, 1998                          By ___________________________
                                                          (Signature)

                                                 Steven P. Johnson
                                                 Senior Vice President

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                                EXHIBIT INDEX

EXHIBIT
NUMBER           DESCRIPTION
-------          -----------

4.1              Right to Rescind described in Item 5

99.1             Press Release dated September 17, 1998